Exhibit 99.1

Rebornne New Zealand Limited

Consolidated Financial Statements

March 31, 2010 and 2009

(Stated in US Dollars)

Rebornne New Zealand Limited

To:          The Stockholder and Board of Directors
Rebornne New Zealand Limited

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Rebornne New Zealand Limited as of March 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholder’s equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rebornne New Zealand Limited as of March 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California	Samuel H. Wong & Co., LLP
April 28, 2010	Certified Public Accountants

Rebornne New Zealand Limited
Consolidated Balance Sheets
As of March 31, 2010 and 2009
(Stated in US Dollars)

ASSETS	Notes	3/31/2010	3/31/2009
Current Assets
Cash and Cash Equivalents		$385,445	$3,664
Accounts Receivable		1,926	86,312
Other Receivable		27,221	7,931
Inventories	3	429,738	863,308
Advance to Suppliers		55,753	8,388
Related Parties Receivable	4	174,543	64,113
Total Current Assets		1,074,626	1,033,716

Non-Current Assets
Intangible Assets, net		-	1,023
Property, Plant & Equipment, net	5	2,286,977	2,246,955
Long-Term Investment	6	29,970	-
Other Assets		2,984	2,980
TOTAL ASSETS		$3,394,557	$3,284,674

LIABILITIES
Current Liabilities
Accounts Payable		$18,502	$37,668
Taxes Payable	7	622,288	273,755
Other Payable		61,573	176
Related Party Payable	8	989,932	442,508
Customer Deposits		69,107	-
Total Current Liabilities		1,761,402	754,107

TOTAL LIABILITIES		1,761,402	754,107

STOCKHOLDER’S EQUITY
Common Stock ($1.00 par value, 2,000 shares authorized issued and outstanding at March 31, 2010 and 2009)		835	835
Retained Earnings		1,634,480	2,519,984
Accumulated Other Comprehensive Income		(2,160)	9,748
TOTAL STOCKHOLDER’S EQUITY		1,633,155	2,530,567

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY		$3,394,557	$3,284,674

See Notes to Consolidated Financial Statements and Accountant’s Report

Rebornne New Zealand Limited
Consolidated Statements of Operations
For the years ended March 31, 2010 and 2009
(Stated in US Dollars)

	Notes	3/31/2010	3/31/2009
Revenues
Sales		$4,738,528	$5,425,617
Cost of Goods Sold		2,329,061	2,244,248
Gross Profit		2,409,467	3,181,369

Operating Expenses
Selling Expenses		919,564	321,329
General & Administrative Expenses		1,084,189	1,007,694
Total Operating Expenses		2,003,753	1,329,023

Operating Income		405,714	1,852,346

Other Income (Expenses)
Other Income		854	4,304
Other Expenses		(226)	-
Interest Income		-	4
Interest Expense		(1,834)	(1,308)
Total Other Income/(Expenses)		(1,206)	3,000

Earnings before Tax		404,508	1,855,346

Income Tax		(69,935)	(221,218)

Net Income		$334,573	$1,634,128

Earnings per share
- Basic	$167.29	$817.06
- Diluted	$167.29	$817.06

Weighted average shares outstanding
- Basic	2,000	2,000
- Diluted	2,000	2,000

See Notes to Consolidated Financial Statements and Accountant’s Report

Rebornne New Zealand Limited
Consolidated Statements of Cash Flows
For the years ended March 31, 2010 and 2009
(Stated in US Dollars)

					Accumulated
	Number		Additional		Other
	of	Common	Paid in	Retained	Comprehensive
	Shares	Stock	Capital	Earnings	Income	Total
Balance at April 1, 2008	2,000	$835	$-	$885,856	$52,738	$939,429
Net Income	-	-	-	1,634,128	-	1,634,128
Foreign Currency Translation Adjustment	-	-	-	-	(42,990)	(42,990)
Balance at March 31, 2009	2,000	$835	$-	$2,519,984	$9,748	$2,530,567

Balance at April 1, 2009	2,000	$835	$-	$2,519,984	$9,748	$2,530,567
Net Income	-	-	-	334,573	-	334,573
Declaration of Dividends	-	-	-	(1,220,077)	-	(1,220,077)
Foreign Currency Translation Adjustment	-	-	-	-	(11,908)	(11,908)
Balance at March 31, 2010	2,000	$835	$-	$1,634,480	$(2,160)	$1,633,155

	Comprehensive Income
	3/31/2010	3/31/2009	Accumulated Total
Net Income	$334,573	$1,634,128	$1,968,701
Foreign Currency Translation Adjustment	(11,908)	(42,990)	(54,898)
	$322,665	$1,591,138	$1,913,803

See Notes to Consolidated Financial Statements and Accountant’s Report

Rebornne New Zealand Limited
Consolidated Statements of Cash Flows
For the years ended March 31, 2010 and 2009
(Stated in US Dollars)
	3/31/2010	3/31/2009
Cash Flows from Operating Activities
Cash Received from Customers	$4,872,709	$5,548,197
Cash Paid to Suppliers & Employees	(2,498,787)	(4,105,249)
Cash Paid for Selling Expenses	(699,181)	(355,152)
Cash Received for Interest and Other Income	876	4,308
Interest Paid	(1,834)	(1,308)
Tax Refunds Received	278,598	30,429
Miscellaneous Payments	(226)	-
Cash Sourced/(Used) in Operating Activities	1,952,155	1,121,225

Cash Flows from Investing Activities
Purchase of Intangible Assets	1,023	(26)
Purchase of Property, Plant, and Equipment	(309,440)	(1,496,004)
Purchase of Long-Term Investment	(29,970)	-
Purchase of Other Assets	(4)	(2,980)
Cash Used/(Sourced) in Investing Activities	(338,391)	(1,499,010)

Cash Flows from Financing Activities
Distribution of Dividends	(1,220,075)	-
Cash Sourced/(Used) in Financing Activities	(1,220,075)	-

Net Increase/(Decrease) in Cash & Cash Equivalents for the Year	393,689	(377,785)

Effect of Other Comprehensive Income	(11,908)	(42,990)

Cash & Cash Equivalents at Beginning of Year	3,664	424,439

Cash & Cash Equivalents at End of Year	$385,445	$3,664

See Notes to Consolidated Financial Statements and Accountant’s Report

Rebornne New Zealand Limited
Reconciliation of Net Income to Cash Sourced/(Used) in Operations
For the years ended March 31, 2010 and 2009
(Stated in US Dollars)

	3/31/2010	3/31/2009

Net Income	$334,573	$1,634,128

Adjustments to Reconcile Net Income to
Net Cash Provided by Cash Activities:

Depreciation	269,416	81,896
Decrease/(Increase) in Accounts Receivable	84,386	83,440
Decrease/(Increase) in Other Receivable	(19,290)	39,141
Decrease/(Increase) in Inventories	433,570	(581,831)
Decrease/(Increase) in Advance to Suppliers	(47,365)	23,259
Decrease/(Increase) in Related Parties Receivable	(110,430)	(64,113)
Increase/(Decrease) in Accounts Payable	(19,166)	(104,365)
Increase/(Decrease) in Taxes Payable	348,533	244,621
Increase/(Decrease) in Other Payable	61,397	(51,607)
Increase/(Decrease) in Related Party Payable	547,424	(183,344)
Increase/(Decrease) in Customer Deposits	69,107	-

Total of all adjustments	1,617,582	(512,903)

Cash Sourced (Used) in Operation	$1,952,155	$1,121,225

See Notes to Consolidated Financial Statements and Accountant’s Report

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009
1.	The Company and Principal Business Activities

Rebornne New Zealand Ltd. (the “Company”) was incorporated on December 17, 2001 in New Zealand.  The Company is principally engaged in formulation and production of milk powder and colostrums tablets for infants.  The Company markets its products under the Rebornne brand name.   The Company sells to distributors in New Zealand and China.

In July 2006, the Company set up a wholly owned subsidiary in Guangzhou, China.  The subsidiary is called Rebornne (Guangzhou) Dairy Company (“Rebornne Guangzhou”).   Rebornne Guangzhou has production facilities in Guangzhou.  It blends and produces mainly milk powder by using the parent company’s formulations.  It packages the final milk powder products and sells them throughout China under the Rebornne brand name.

In January 2010, the Company set up another wholly owned subsidiary in Shenzhen, China.  The subsidiary is called Rebornne (Shenzhen) Dairy Company (“Rebornne Shenzhen”).  Rebornne Shenzhen handles retail sales for packaged milk powder products in China.  It runs a sales office, a warehouse, and a retail store in Shenzhen.

2.	Summary of Significant Accounting Policies

(A)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(B)	Consolidation

The consolidated financial statements include all the accounts of the Company and its two wholly-owned subsidiaries. Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiary, and subsidiary’s capitalization have been eliminated.

As of March 31, 2010, the detailed identities of the consolidated subsidiaries are as follows:

Name of Entity	Date of Incorporation	Place of Incorporation	Attributable Equity Interest	Registered Capital
Rebornne (Guangzhou) Dairy Company	July 10, 2006	PRC	100%	USD $1,380,000
Rebornne (Shenzhen) Dairy Company	January 18, 2010	PRC	100%	USD $100,000

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009
(C)	Use of Estimates

In the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, and the estimation on useful lives of property, plant and equipment.  Actual results could differ from those estimates.

(D)	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

(E)	Accounts Receivable

Accounts receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

(F)	Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using the first-in, first-out method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions.

(G)	Advances to Suppliers

Advances to suppliers represent the cash paid in advance for the purchase of goods. The advances to suppliers are interest free and unsecured.

(H)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost.  Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized.  When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009

Property, plant, and equipment are depreciated using the straight-line or declining balance method over their estimated useful lives.  Their useful lives are as follows:

Fixed Assets Classification	Useful Lives
Property and Leasehold Improvements	10 Years
Equipment and Furniture	2.5 to 10 Years
Motor Vehicles	4 and 10 Years

(I)	Long-Term Investment

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting.   Under the equity method of accounting, an investee company’s accounts are not reflected within the Company’s consolidated balance sheets and statements of operations; however, the Company’s share of the earnings or losses of the investee company is reflected in the consolidated statements of operations. The Company’s carrying value in an equity method investee company is reflected in the Company’s consolidated balance sheets.

When the Company’s carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the investee company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such investee companies is not included in the consolidated balance sheet or statement of operations. However, impairment charges are recognized in the consolidated statement of operations. If circumstances suggest that the value of the investee company has subsequently recovered, such recovery is not recorded.

(J)	Customer Deposits

Customer deposits represent the money the Company has received from customers in advance for the purchase of goods. The Company considers customer deposits as a liability until the title of goods have been transferred at which point the balance will be credited to sales revenue.

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009

(K)	Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income”, comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s current components of other comprehensive income are unrealized gain or loss in investment and the foreign currency translation adjustment.

(L)	Revenue Recognition

Revenue from product sales is recognized net of discounts and trade allowances when the goods are shipped and title has passed.

(M)	Cost of Goods Sold

Cost of goods sold is primarily comprised of cost of goods, and other purchasing and receiving overhead costs.

(N)	Selling Expenses

Selling expenses include outbound freight, wages of the sales force, client entertainment, commissions, and advertising.

(O)	General & Administrative Expenses

General and administrative expenses are comprised of executive compensation, wages of administrative and factory staff, depreciation, travel and lodging, meals and entertainment, utility, and rental.

(P)	Advertising Expense

Costs related to advertising and promotion expenditures are expensed as incurred during the year.  Advertising costs are charged to selling expense.

(Q)	Retirement Plan

The employees of the Company participate in the defined contribution retirement plans managed by the local government authorities whereby the Company is required to contribute to the schemes at fixed rates of the employees’ salary. The Company’s contributions to this plan are charged to profit or loss when incurred. The Company has no obligations for the payment of retirement and other post-retirement benefits of staff other than the contributions described above.

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009

(R)	Income Tax

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. In accordance with SFAS No. 109 “Accounting for Income Taxes”, the Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that such items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In respect of the Company and its subsidiary domiciled and operated in New Zealand and the People’s Republic of China, the taxation of these entities is summarized below:

Entities	Countries of Domicile	Income Tax Rate
Rebornne New Zealand Limited	New Zealand	30.00%
Rebornne (Guangzhou) Dairy Company	PRC	25.00%
Rebornne (Shenzhen) Dairy Company	PRC	25.00%

(S)	Foreign Currency Translation

The Company and its operating subsidiaries Rebornne (Guangzhou) Dairy Company and Rebornne (Shenzhen) Dairy Company maintain their financial statements in their functional currencies, which are the New Zealand dollar and the Renminbi (RMB) respectively. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company and Rebornne (Guangzhou) Dairy Company, which are prepared using their respective functional currencies, have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009

Exchange Rates	2010	2009
Year end RMB : US$ exchange rate	6.8361	6.8456
Average yearly RMB : US$ exchange rate	6.8383	6.8805

Year end NZD : US$ exchange rate	1.4073	1.7540
Average yearly NZD: US$ exchange rate	1.4845	1.5756

(T)	Financial Instruments

The Company’s financial instruments are cash and cash equivalents, accounts receivable, other receivable, advances to suppliers, related parties receivable, accounts payable, other payable, and related party payable. The recorded values of these financial instruments approximate their fair values due to their short-term nature.

(U)	Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosing of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS 165 does not significantly change the types of subsequent events that an entity reports, but it requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. SFAS 165 is effective for interim or annual reporting requirements ending after June 15, 2009. The adoption of this standard did not have a material impact on our financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-01, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162 (“ASU 2009-01”). ASU 2009-01 established the Accounting Standards Codification (the “Codification”) as the source of authoritative GAAP recognized by the FASB to be applied to nongovernmental entities. The Codification supersedes all prior non-SEC accounting and reporting standards. Following ASU 2009-01, the FASB will not issue new accounting standards in the form of FASB Statements, FASB Staff Positions, or Emerging Issues Task Force abstracts. ASU 2009-01 also modifies the existing hierarchy of GAAP to include only two levels — authoritative and non-authoritative. ASU 2009-01 is effective for financial statements issued for interim and annual periods ending after September 15, 2009, and early adoption was not permitted. The adoption of this standard did not have an impact on the financial position, results of operations or cash flows of the Company.

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009

In August 2009, the FASB issued ASU 2009-05, Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value (“ASU 2009-05”). ASU 2009-05 addresses concerns in situations where there may be a lack of observable market information to measure the fair value of a liability, and provides clarification in circumstances where a quoted market price in an active market for an identical liability is not available. In these cases, reporting entities should measure fair value using a valuation technique that uses the quoted price of the identical liability when that liability is traded as an asset, quoted prices for similar liabilities, or another valuation technique, such as an income or market approach. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective for the first reporting period subsequent to August 2009 and the adoption of this update is not expected to have a material impact on the financial position, results of operations, or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140 (“SFAS 166”). SFAS 166 amends the application and disclosure requirements of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of FASB Statement 125 (“SFAS 140”), removes the concept of a “qualifying special purpose entity” from SFAS 140 and removes the exception from applying FASB Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51 (“FIN 46(R)”) to qualifying special purpose entities. SFAS 166 is effective for the first annual reporting period that begins after November 15, 2009, and early adoption is not permitted. The adoption of this standard is not anticipated to have a material impact on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements where products or services are accounted for separately rather than as a combined unit, and addresses how to separate 71 deliverables and how to measure and allocate arrangement consideration to one or more units of accounting. Existing GAAP requires an entity to use vendor-specific objective evidence (“VSOE”) or third-party evidence of a selling price to separate deliverables in a multiple-deliverable selling arrangement. As a result of ASU 2009-13, multiple-deliverable arrangements will be separated in more circumstances than under current guidance. ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price will be based on VSOE if it is available, on third-party evidence if VSOE is not available, or on an estimated selling price if neither VSOE nor third-party evidence is available. ASU 2009-13 also requires that an entity determine its best estimate of selling price in a manner that is consistent with that used to determine the selling price of the deliverable on a stand-alone basis, and increases the disclosure requirements related to an entity’s multiple-deliverable revenue arrangements. ASU 2009-13 must be prospectively applied to all revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and early adoption is permitted. Entities may elect, but are not required, to adopt the amendments retrospectively for all periods presented. The Company expects to adopt the provisions of ASU 2009-13 on January 1, 2011 and does not believe that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009
In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. ASU 2009-17 replaces the quantitative-based risk and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. ASU 2009-17 also requires additional disclosures about a reporting entity’s involvement in variable interest entities. The provisions of ASU 2009-17 are to be applied beginning in the first fiscal period beginning after November 15, 2009. The Company adopted ASU 2009-17 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material effect on the financial position, results of operations, or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-02, Consolidation (Topic 810) — Accounting and Reporting for Decreases in Ownership of a Subsidiary — A Scope Clarification. ASU 2010-02 clarifies that the scope of previous guidance in the accounting and disclosure requirements related to decreases in ownership of a subsidiary apply to (i) a subsidiary or a group of assets that is a business or nonprofit entity; (ii) a subsidiary that is a business or nonprofit entity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity. ASU 2010-02 also expands the disclosure requirements about deconsolidation of a subsidiary or derecognition of a group of assets to include (i) the valuation techniques used to measure the fair value of any retained investment; (ii) the nature of any continuing involvement with the subsidiary or entity acquiring a group of assets; and (iii) whether the transaction that resulted in the deconsolidation or derecognition was with a related party or whether the former subsidiary or entity acquiring the assets will become a related party after the transaction. The provisions of ASU 2010-02 will be effective for the first reporting period beginning after December 13, 2009. The Company adopted the provisions of ASU 2010-02 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009
In January 2010 the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) —Improving Disclosures About Fair Value Measurements. ASU 2010-06 clarifies the requirements for certain disclosures around fair value measurements and also requires registrants to provide certain additional disclosures about those measurements. The new disclosure requirements include (i) the significant amounts of transfers into and out of Level 1 and Level 2 fair value measurements during the period, along with the reason for those transfers, and (ii) separate presentation of information about purchases, sales, issuances and settlements of fair value measurements with significant unobservable inputs. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The Company adopted the provisions of ASU 2010-06 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

(V)	Subsequent Events

The Company evaluates subsequent events that have occurred after the consolidated balance sheet date but before the consolidated financial statements are issued. There are two types of subsequent events:  (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) nonrecognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events, and based on this evaluation, the Company did not identify any recognized or nonrecognized subsequent events that would have required adjustments to the consolidated financial statements.

3.	Inventories

	03/31/2010	12/31/2009
Raw materials	$49,808	$633,288
Finished goods	379,930	230,020
	$429,738	$863,308

4.	Related Parties Receivable

	03/31/2010	12/31/2009

Rebornne Trading Company Limited	$48,004	$-
Rebornne Dairy Dongying Company	126,539	64,113
	$174,543	$64,113

The Company and Rebornne Trading Company Limited have common shareholders, whereas the Company has an ownership interest in Rebornne Dairy Dongying Company.   The amounts due from these related parties have no specific terms of repayment and are non-interest bearing.

5.	Property, Plant, and Equipment

		Accumulated
3/31/2010	Cost	Depreciation	Net
Property and Leasehold Improvements	$765,056	$96,457	$668,599
Equipment and Furniture	1,638,590	221,329	1,417,261
Motor Vehicles	323,544	122,427	201,117
	$2,727,190	$440,213	$2,286,977

		Accumulated
3/31/2009	Cost	Depreciation	Net
Property and Leasehold Improvements	$714,527	$33,741	$680,786
Equipment and Furniture	1,470,456	88,058	1,382,398
Motor Vehicles	232,769	48,998	183,771
	$2,417,752	$170,797	$2,246,955

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009
6.	Long-Term Investment

In April 2008, the Company entered into an agreement to acquire 60% interest in Rebornne Dairy Dongying Company (“Rebornne Dongying”). Rebornne Dongying is located is Shandong, PRC. Rebornne Dongying’s primary business activity is production of fresh milk. As consideration for the 60% interest, the Company committed to contribute $2,303,945 (RMB$15,750,000) in capital by April 29, 2010. As of March 31, 2010, the Company has contributed $29,970 in cash. The Company has also contributed a milk powder formulation to Rebornne Dongying. The milk powder formulation has been appraised at $841,123 (RMB$5,750,000).

The Company has not recognized an intangible asset on its balance sheet related to the milk powder formulation; the Company believes there is a difference in accounting recognition between PRC GAAP and US GAAP for the milk powder formulation. Under PRC GAAP, the milk powder formulation can be recognized as an intangible asset; however, the Company, from a conservative interpretation of US GAAP, has accounted for the milk powder formulation as research and development costs that have been expensed to the statements of operations in prior periods that are not presented herein.

As of April 28, 2010, the Company has not yet paid up the balance of capital in accordance with the agreement mentioned above.  The Company is currently applying for an extension with the PRC government.  The cash contribution made by the Company does not exceed 20% of the net assets of Rebornne Dongying’s.  The Company has not been able to exert significant influence over Rebornne Dongying in terms of management of the finances and business operations for the periods presented; therefore, in light of the foregoing circumstance, the Company, at March 31, 2010 and March 31, 2009, has accounted for its investment in Rebornne Dongying using the cost method.  If in the future the Company is able to exert more significant influence or increase its capital contribution, the Company would change the method for which it accounts for its investment in Rebornne Dongying.

7.	Taxes Payable

	03/31/2010	12/31/2009

Value Added Tax	$524,971	$269,888
Other Tax	19,405	0
Income Tax Payable	77,912	3,867
	$622,288	$273,755

Rebornne New Zealand Limited
Notes to Consolidated Financial Statements
As of and for the years ended March 31, 2010 and 2009

8.	Related Party Payable

Related party payable relates to amounts owing to the sole shareholder of the Company.  It has no specific terms of repayment and is non-interest bearing.

In addition, the sole shareholder received $35,196 and $56,106 in remuneration from the Company and a wholly owned subsidiary for the years ended March 31, 2010 and March 31, 2009 respectively.

9.	Commitments

The Company and its two wholly owned subsidiaries have operating leases for their premises expiring between September 2010 and May 2016. The minimum lease payments for the next five fiscal years are as follows:

2011                      $137,992
2012                      $  94,482
2013                      $  89,678
2014                      $  95,296
2015                      $  95,296

10.	Economic, Political, and Legal Risks

The Company’s operations in China are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the economic, political, legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in China, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.